                                                                   Exhibit 10.27

                                    AGREEMENT

This Agreement is made and entered into by the following parties in Wuxi,
Jiangsu Province on the 1st day of November 2007.

Party A: Wuxi Seamless Oil Pipes Company Limited, a company registered in Wuxi,
Jiangsu Province, PRC, with its legal address at No. 38 Zhujiang Road, Wuxi
National Hi-Tech Industrial Development Zone.

Legal Representative: Longhua Piao; Position: Chairman; Nationality: China

Party B: Wuxi Longhua Steel Pipes Company Limited, a company registered in Wuxi,
Jiangsu Province, PRC, with its legal address at No. 10 Zhujiang Road, Xinqu,
Wuxi. Legal Representative: Junhua Piao; Position: Chairman; Nationality: China

WHEREAS:

1. A Guarantee Contract (No. Boccy-D062(2005)-122) was entered between Party A and the Bank of Communications Wuxi Branch Chaoyang Sub-branch (hereinafter referred to as the "BOC") on April 22, 2005. It is stipulated in the Guarantee
Contract that Party A provided joint liability guarantee for a loan of
RMB9,000,000 granted by the BOC to China Huayuan Group Jiangsu Company Limited
(hereinafter referred to as "Huayuan Jiangsu").

2. A Commitment Letter was issued by Party B to Party A on January 11, 2007, providing that, in the event that Huayuan Jiangsu fails to repay the above-mentioned loan of RMB9,000,000 together with the interests and other expenses accrued thereon to the BOC and Party A is required by the BOC to perform the guarantee obligation for the repayment of such loan, Party B shall voluntarily assume the guarantee obligation in place of Party A.

NOW THEREFORE, after friendly consultation between Party A and Party B, the parties hereto have reached the following agreement in respect of termination of
Party B's obligations under the Commitment Letter:

1. Party A and Party B agree to terminate the Commitment Letter issued by Party
B to Party A.

2. Party A and Party B hereby confirm that, commencing from the date on which this Agreement becomes effective, Party A itself shall bear joint liability guarantee responsibility for the loan of RMB 9,000,000 owed by Huayuan Jiangsu to the BOC, and Party B shall no longer be held liable, in place of Party A, for the repayment of such loan together with the interest and other expenses accrued thereon under the Commitment Letter.

3. Party A and Party B further confirm that, Party A shall not make any claim for any

economic loss incurred by it as a result of terminating the Commitment Letter.

4. This Agreement shall take effect on the date when it is signed by the authorized representatives of Party A and Party B with their respective company seals affixed.

5. This Agreement is executed in two counterparts and Party A and Party B shall each keep one counterpart.

Party A: Wuxi Seamless Oil Pipes Company Limited (company seal)

Authorized Representative: (company seal)

Party B: Wuxi Longhua Steel Pipes Company Limited (company seal)

Authorized Representative: (company seal)